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For further information contact:

Derek Leckow
Vice President
Investor Relations
(717) 849-7863                                    For Immediate Release

DENTSPLY International Reports First Quarter 2015 Results

•	First quarter adjusted earnings per diluted share of $0.59 vs. $0.59 in first quarter 2014

•	Currency headwind on sales of approximately 10%

•	Adjusted operating margin for the first quarter expanded 100 bps to 18.7%

•	Operating cash flow increased 2% while free cash flow increased 26%

York, PA - May 6, 2015 - DENTSPLY International Inc. (NASDAQ: XRAY) today announced sales and earnings for the three months ended March 31, 2015.

First Quarter Results

Net sales in the first quarter of 2015 of $656.3 million decreased 10.1% from $730.1 million in the first quarter of 2014. Net sales, excluding metals content, of $631.5 million decreased 8.4% from $689.2 million in the first quarter of 2014. The revenue decline, excluding precious metals, primarily reflects constant currency growth of 1.3% that was more than offset by a 9.7% headwind from foreign currency translation.

Net income attributable to DENTSPLY International for the first quarter of 2015 was $64.0 million, or $0.45 per diluted share, compared to $72.9 million, or $0.50 per diluted share in the first quarter of 2014. On an adjusted basis, excluding certain items, net earnings per diluted share were flat at $0.59 compared to $0.59 in the first quarter of 2014. A reconciliation of the non-GAAP measure to earnings per share calculated on a US-GAAP basis is provided in the attached table.

Bret Wise, DENTSPLY’s Chairman and Chief Executive Officer, stated “Our first quarter adjusted earnings results were slightly better than anticipated, overcoming some weakness in Europe and the substantial currency exchange headwind we face this year. We continue to execute against our strategic objectives focused on growing our operating margin and cash flow, while reinvesting in underlying growth opportunities. Given our first quarter results, recent strength in the US market, and a slight recovery of the Euro, we continue to expect full-year adjusted earnings in the range of $2.50 to $2.60 per diluted share.”

Additional Information

A conference call is scheduled to begin today at 8:30 a.m. (Eastern Time) with a live webcast to discuss these financial results. Supplemental materials for reference during the call will be available for download in the investor relations section of DENTSPLY's web site, at www.dentsply.com.

Investors can access the webcast via a link on DENTSPLY’s web site at www.dentsply.com. For those planning to participate on the call, please dial (888) 504-7953 for domestic calls, or (719) 457-2653 for international calls. The Conference ID # is 7038303. Members of management speaking on the call will include Bret Wise, DENTSPLY’s Chairman and Chief Executive Officer, Chris Clark, President and Chief Financial Officer, and Jim Mosch, Executive Vice President and Chief Operating Officer.

A rebroadcast of the conference call will be available online at the DENTSPLY web site, and a dial-in replay will be available for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Replay Passcode # 7038303.

DENTSPLY International Inc. is a leading manufacturer and distributor of dental and other consumable medical device products. The Company believes it is the world's largest manufacturer of consumable dental products for the professional dental market. For over 115 years, DENTSPLY's commitment to innovation and professional collaboration has enhanced its portfolio of branded consumables and small equipment. Headquartered in the United States, the Company has global operations with sales in more than 120 countries. Visit www.dentsply.com for more information about DENTSPLY and its products.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental and medical markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental and medical products, outcome of litigation and/or governmental enforcement actions, volatility in the capital markets or changes in our credit ratings, continued support of our products by influential dental and medical professionals, our ability to successfully integrate acquisitions, risks associated with foreign currency exchange rates, risks associated with our competitors’ introduction of generic or private label products, our ability to accurately predict dealer and customer inventory levels, our ability to successfully realize the benefits of any cost reduction or restructuring efforts, our ability to obtain a supply of certain finished goods and raw materials from third parties and changes in the general economic environment that could affect the business. Changes in such assumptions or factors could produce significantly different results.

For additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements, please refer to the Company's most recent Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

Non-US GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to DENTSPLY International to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to DENTSPLY International consists of net income attributable to DENTSPLY International adjusted to exclude the net of tax impact of the following:

(1) Business combination related costs. These adjustments include costs related to integrating and consummating recently acquired businesses and costs, gains and losses related to the disposal of businesses or product lines. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring, restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Beginning in 2011, the Company began recording large non-cash charges related to the values attributed to purchased intangible assets. As such, amortization expense has been excluded from adjusted net income attributed to DENTSPLY International to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Certain fair value adjustments related to an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company’s convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate's equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company.

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average common shares outstanding. Adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,

	2015	2014

Net sales	$656,320	$730,114
Net sales, excluding precious metal content	631,547	689,182

Cost of products sold	282,952	335,909

Gross profit	373,368	394,205
% of Net sales	56.9%	54.0%
% of Net sales, excluding precious metal content	59.1%	57.2%

Selling, general and administrative expenses	270,233	287,842

Restructuring and other costs	5,426	793

Operating income	97,709	105,570
% of Net sales	14.9%	14.5%
% of Net sales, excluding precious metal content	15.5%	15.3%

Net interest and other expense	10,535	9,908

Income before income taxes	87,174	95,662

Provision for income taxes	18,853	22,452

Equity in net loss of
unconsolidated affiliated company	(4,367)	(290)

Net income	63,954	72,920
% of Net sales	9.7%	10.0%
% of Net sales, excluding precious metal content	10.1%	10.6%

Less: Net (loss) income attributable to noncontrolling interests	(7)	42

Net income attributable to DENTSPLY International	$63,961	$72,878

% of Net sales	9.7%	10.0%
% of Net sales, excluding precious metal content	10.1%	10.6%

Earnings per common share:
Basic	$0.46	$0.51
Dilutive	$0.45	$0.50

Cash dividends declared per common share	$0.07250	$0.06625

Weighted average common shares outstanding:
Basic	140,296	142,053
Dilutive	142,804	144,453

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31,	December 31,
	2015	2014
Assets

Current Assets:

Cash and cash equivalents	$100,619	$151,639
Accounts and notes receivable-trade, net	409,865	426,606
Inventories, net	380,098	387,095
Prepaid expenses and other current assets	309,500	241,630
Total Current Assets	1,200,082	1,206,970

Property, plant and equipment, net	556,766	588,845
Identifiable intangible assets, net	613,457	670,840
Goodwill, net	1,953,271	2,089,339
Other noncurrent assets, net	61,254	94,271

Total Assets	$4,384,830	$4,650,265

Liabilities and Equity

Current liabilities	$661,833	$653,592
Long-term debt	1,078,823	1,152,882
Deferred income taxes	150,470	165,551
Other noncurrent liabilities	319,452	356,042
Total Liabilities	2,210,578	2,328,067

Total DENTSPLY International Equity	2,172,793	2,321,279
Noncontrolling interests	1,459	919
Total Equity	2,174,252	2,322,198

Total Liabilities and Equity	$4,384,830	$4,650,265

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
SUPPLEMENTAL SUMMARY CASH FLOW INFORMATION
(In thousands)
(unaudited)

	Three Months Ended
	March 31,
	2015	2014

Net Cash Provided by Operating Activities	$65,631	$64,565
Net Cash Used in Investing Activities	$8,547	$28,842
Net Cash Used in Financing Activities	$100,457	$55,477

Depreciation	$19,311	$21,370
Amortization	$10,906	$12,569
Capital Expenditures	$16,243	$25,322
Cash Dividends Paid	$9,416	$8,979

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
(In thousands, except percentages)
(unaudited)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Three Months Ended March 31, 2015
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$97,709	15.4%
Amortization of Purchased Intangible Assets	10,907	1.8%
Restructuring, Restructuring Program Related Costs and Other Costs	6,445	1.0%
Credit Risk and Fair Value Adjustments	2,026	0.4%
Business Combination Related Costs	783	0.1%
Adjusted Non-US GAAP Operating Income	$117,870	18.7%

Three Months Ended March 31, 2014
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$105,570	15.3%
Amortization of Purchased Intangible Assets	12,575	1.8%
Business Combination Related Costs	2,935	0.5%
Restructuring, Restructuring Program Related Costs and Other Costs	909	0.1%
Adjusted Non-US GAAP Operating Income	$121,989	17.7%

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
(In thousands, except per share amounts)
(unaudited)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to DENTSPLY International and on a per common share basis to the non-US GAAP financial measures.

Three Months Ended March 31, 2015
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$63,961	$0.45
Amortization of Purchased Intangible Assets, Net of Tax	7,613	0.06
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company, Net of Tax	4,586	0.03
Restructuring, Restructuring Program Related Costs and Other Costs, Net of Tax	4,463	0.03
Credit Risk and Fair Value Adjustments, Net of Tax	1,976	0.01
Business Combination Related Costs, Net of Tax	596	—
Income Tax Related Adjustments	436	—
Rounding	—	0.01
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$83,631	$0.59

Three Months Ended March 31, 2014
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$72,878	$0.50
Amortization of Purchased Intangible Assets, Net of Tax	8,912	0.06
Business Combination Related Costs, Net of Tax	1,966	0.01
Income Tax Related Adjustments	1,897	0.01
Restructuring, Restructuring Program Related Costs and Other Costs, Net of Tax	644	—
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company, Net of Tax	(203)	—
Credit Risk and Fair Value Adjustments, Net of Tax	(626)	—
Rounding	—	0.01
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$85,468	$0.59

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
(In thousands, except percentages)
(unaudited)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Three Months Ended March 31, 2015
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$87,174	$(18,853)	21.6%
Amortization of Purchased Intangible Assets	10,907	(3,294)
Restructuring, Restructuring Program Related Costs and Other Costs	6,445	(1,982)
Credit Risk and Fair Value Adjustments	2,898	(922)
Business Combination Related Costs	783	(187)
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company	(5)	2
Income Tax Related Adjustments	—	436
As Adjusted - Non-US GAAP Operating Results	$108,202	$(24,800)	22.9%

Three Months Ended March 31, 2014
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$95,662	$(22,452)	23.5%
Amortization of Purchased Intangible Assets	12,575	(3,663)
Business Combination Related Costs	2,935	(969)
Restructuring, Restructuring Program Related Costs and Other Costs	909	(265)
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company	228	(70)
Credit Risk and Fair Value Adjustments	(1,019)	393
Income Tax Related Adjustments	$—	1,897
As Adjusted - Non-US GAAP Operating Results	$111,290	$(25,129)	22.6%